Exhibit 99.1

Dermira Reports Third Quarter 2019 Financial Results and Provides Corporate Update

- QBREXZA® (glycopyrronium) cloth net product sales of $10.2M

- Phase 3 lebrikizumab program initiated in adult and adolescent patients with moderate-to-severe atopic dermatitis

- Conference call today at 1:30 p.m. PT / 4:30 p.m. ET

MENLO PARK, Calif., November 5, 2019 – Dermira, Inc. (NASDAQ: DERM), a biopharmaceutical company dedicated to bringing biotech ingenuity to medical dermatology by delivering differentiated, new therapies to the millions of patients living with chronic skin conditions, today reported financial results for the quarter ended September 30, 2019 and provided a corporate update.

“The third quarter was marked by notable progress on key commercial, clinical and regulatory initiatives as we build a dynamic medical dermatology company,” said Tom Wiggans, chairman and chief executive officer at Dermira. “As we look ahead to 2020, we have a number of attractive investment opportunities, including two programs of significant value in QBREXZA and lebrikizumab. In the context of our business and what we anticipate will be an evolving financial environment, we are evaluating our capital allocation strategy and overall investment levels. As a result of this ongoing process, we expect to leverage our progress and experience with the QBREXZA launch, and the strong foundation we have established, to target our investment in a manner that significantly reduces our commercial expenses while continuing to drive growth for the brand.”

Third Quarter 2019 Financial Results

•

Revenue for the third quarter totaled $11.5 million, comprised of $10.2 million in QBREXZA net product sales and $1.3 million in collaboration and license revenue associated with the company’s partnership agreement with Almirall S.A., compared with $0.7 million, comprised exclusively of QBREXZA net product sales, in the comparable quarter in 2018.

•	Total costs and operating expenses for the quarter ended September 30, 2019 were $66.7 million compared to $66.0 million for the third quarter of 2018.

•	Cost of sales for the third quarter of 2019 was $1.9 million related to QBREXZA sales compared to $0.2 million for the comparable prior-year period.

•	Research and development (R&D) expenses for the third quarter of 2019 were $18.4 million compared to $16.3 million for the comparable prior-year period.

•	Selling, general and administrative (SG&A) expenses for the third quarter of 2019 were $46.4 million compared to $49.5 million for the comparable prior-year period.

•	For the quarter ended September 30, 2019, Dermira reported a net loss of $57.6 million compared with a net loss of $66.5 million for the same period in 2018.

•	As of September 30, 2019, Dermira had cash and investments of $360.2 million and 54.5 million common shares outstanding.

Key Operational Highlights

•

Announced the initiation of the Phase 3 program evaluating lebrikizumab in patients with moderate-to-severe atopic dermatitis. The Phase 3 program includes two identical monotherapy studies expected to enroll a total of approximately 800 adult and adolescent patients ages 12 and older with moderate-to-severe atopic dermatitis at approximately 200 sites in the U.S., Europe and Asia. Topline results from the 16-week induction period of these two studies are expected in the first half of 2021.

•

Reported detailed primary results from the Phase 2b study of lebrikizumab in adult patients with moderate-to-severe atopic dermatitis at the 39th Annual Fall Clinical Dermatology Conference. The results demonstrated that lebrikizumab produced rapid, robust, dose-dependent efficacy across endpoints spanning the range of atopic dermatitis signs and symptoms, including skin lesions and pruritus, when administered once every two or four weeks, in the context of a safety profile consistent with the substantial prior experience with this and other biologics targeting IL-13 signaling.

•	Generated 32,646 prescriptions for QBREXZA as reported by Symphony PHAST monthly data for the third quarter of 2019, an increase of over 14 percent compared to the second quarter of 2019.

•	Grew physician adoption to more than 15,200 unique prescribers writing for QBREXZA during the first 12 months of the launch.

•

Facilitated growth in the hyperhidrosis market, with all dermatologist-written prescriptions for topical hyperhidrosis therapies up 53 percent in the 12 months ended September 2019 compared to the 12 months ended September 2018.

Financial Expectations

•

For QBREXZA, management expects net product sales for the full year 2019 in the low-$30 million range, consistent with prior guidance, and a gross-to-net discount for the fourth quarter in the high-30 percent range.

•	Management expects collaboration and license revenue related to the Almirall agreement of approximately $2 million for the fourth quarter of 2019, consistent with prior guidance.

•

Management is updating its guidance for operating expenses. The company expects full year 2019 R&D and SG&A expenses to be between $275 and $285 million, including estimated stock-based compensation expense of approximately $30 million. In addition, the company will recognize a $20 million acquired in-process research and development expense in the fourth quarter of 2019 related to the milestone payment due to Roche in connection with the initiation of the lebrikizumab Phase 3 trials in October.

Conference Call Details

Dermira will host a conference call to discuss the third quarter financial results today, November 5, 2019, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The live call can be accessed by phone by dialing 1-866-211-3117 from the U.S. and Canada or +1-647-689-6606 internationally and using the passcode 3098714. The webcast can be accessed live on the Investor Relations section of the company’s website at http://investors.dermira.com. It will be archived for 30 days following the call.

About Hyperhidrosis

Hyperhidrosis is a condition of sweating beyond what is physiologically required for normal thermal regulation and affects an estimated 4.8 percent of the U.S. population, or approximately 15 million people. Of these, 65 percent, or nearly 10 million people, suffer from sweating localized to the underarms (axillary disease). Studies have demonstrated that excessive sweating often impedes normal daily activities and can also result in occupational, emotional, psychological, social and physical impairment.

About QBREXZA® (glycopyrronium) cloth

QBREXZA (pronounced kew brex’ zah) is an anticholinergic indicated for topical treatment of primary axillary hyperhidrosis in adult and pediatric patients 9 years of age and older. QBREXZA is applied directly to the skin and is designed to block sweat production by inhibiting sweat gland activation. For more information visit www.QBREXZA.com.

Important Safety Information

CONTRAINDICATIONS

QBREXZA is contraindicated in patients with medical conditions that can be exacerbated by the anticholinergic effect of QBREXZA.

WARNINGS AND PRECAUTIONS

Worsening of Urinary Retention: Use with caution in patients with a history or presence of documented urinary retention.

Control of Body Temperature: In the presence of high ambient temperature, heat illness (hyperpyrexia and heat stroke due to decreased sweating) can occur with the use of anticholinergic drugs such as QBREXZA.

Operating Machinery or an Automobile: Transient blurred vision may occur with use of QBREXZA. If blurred vision occurs, the patient should discontinue use until symptoms resolve. Patients should be warned not to engage in activities that require clear vision such as operating a motor vehicle or other machinery, or performing hazardous work until the symptoms have resolved.

ADVERSE REACTIONS

The most common adverse reactions seen in ≥2% of subjects treated with QBREXZA were dry mouth (24.2%), mydriasis (6.8%), oropharyngeal pain (5.7%), headache (5.0%), urinary hesitation (3.5%), vision blurred (3.5%), nasal dryness (2.6%), dry throat (2.6%), dry eye (2.4%), dry skin (2.2%) and constipation (2.0%). Local skin reactions of erythema (17.0%), burning/stinging (14.1%) and pruritus (8.1%) were also common.

It is important for patients to understand how to correctly apply QBREXZA (see Patient Product Information). Instruct patients to wash their hands with soap and water immediately after discarding the used cloth.

Please see Full Prescribing Information

About Atopic Dermatitis

Atopic dermatitis is the most common and severe form of eczema, a chronic inflammatory condition that can present as early as childhood and continue into adulthood. A moderate-to-severe form of the disease is characterized by a range of signs and symptoms, including rashes on the skin that often cover much of the body, as well as intense, persistent itching. The condition can have a negative impact on patients’ mental and physical functioning, limiting their daily activities and health-related quality of life. Patients with moderate-to-severe atopic dermatitis have reported a larger impact on quality of life than patients with psoriasis.

About Lebrikizumab

Lebrikizumab is a novel, investigational, monoclonal antibody designed to bind IL-13 with very high affinity, specifically preventing the formation of the IL-13Rα1/IL-4Rα heterodimer complex and subsequent signaling, thereby inhibiting the biological effects of IL-13 in a targeted and efficient fashion. IL-13 is believed to be a central pathogenic mediator that drives multiple aspects of the pathophysiology underlying the range of signs and symptoms of atopic dermatitis by promoting type 2 inflammation and mediating its effects on tissue, resulting in skin barrier dysfunction, itch, skin thickening and infection.

About Dermira

Dermira is a biopharmaceutical company dedicated to bringing biotech ingenuity to medical dermatology by delivering differentiated, new therapies to the millions of patients living with chronic skin conditions. Dermira is committed to understanding the needs of both patients and physicians and using its insight to identify, develop and commercialize leading-edge medical dermatology products. The company’s approved treatment, QBREXZA® (glycopyrronium) cloth, is indicated for pediatric and adult patients (ages 9 and older) with primary axillary hyperhidrosis (excessive underarm sweating). Please see the QBREXZA prescribing information. Dermira is evaluating lebrikizumab in a Phase 3 clinical development program for the treatment of moderate-to-severe atopic dermatitis (a severe form of eczema) and has early-stage research and development programs in other areas of dermatology. Dermira is headquartered in Menlo Park, Calif. For more information, please visit http://www.dermira.com. Follow Dermira on Twitter, LinkedIn and Instagram.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Dermira uses its website (www.dermira.com), LinkedIn page (https://www.linkedin.com/company/dermira-inc-), corporate Instagram account (https://www.instagram.com/dermira_inc/) and corporate Twitter account (@DermiraInc) as channels of distribution of information about its company, product candidates, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Dermira may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Dermira’s website, LinkedIn page, Instagram and Twitter accounts in addition to following its SEC filings, news releases, public conference calls and webcasts.

Forward-Looking Statements

The information in this news release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. This news release contains forward-looking statements that involve substantial risks and uncertainties, including statements with respect to Dermira’s goal of bringing biotech ingenuity to medical dermatology by delivering differentiated, new therapies to the millions of patients living with chronic skin conditions; Dermira’s belief that lebrikizumab has the potential to become a best-in-disease treatment for moderate-to-severe atopic dermatitis the anticipated evolving financial environment; Dermira’s plans to leverage its progress and experience with the QBREXZA launch, and the strong foundation Dermira has established, to target its capital investment in a manner that significantly reduces commercial expenses while continuing; to drive growth for the QBREXZA brand; the design, description of and enrollment expectations for Dermira’s Phase 3 program evaluating lebrikizumab for moderate-to-severe atopic dermatitis; the successful completion of, and timing expectations for the receipt and announcement of topline data from, the Phase 3 program; and financial guidance regarding net product sales for the full year 2019, the gross-to-net discount for the fourth quarter of 2019, collaboration and license revenue for the fourth quarter of 2019, full year 2019 R&D and SG&A expenses, including estimated stock-based compensation expense and acquired in-process research and development expense for the fourth quarter of 2019. These statements deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to the design, implementation and outcomes of Dermira’s clinical trials; the impact of competitive clinical trials, products and therapies; Dermira’s dependence on third-party clinical research organizations, manufacturers, suppliers and distributors; the outcomes of future meetings with regulatory agencies; market acceptance of Dermira’s current and potential products; Dermira’s ability to attract and retain key employees; Dermira’s ability to manage the growth and complexity of its organization; Dermira’s ability to maintain, protect and enhance its intellectual property; and Dermira’s ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations. You should refer to the section entitled “Risk Factors” set forth in Dermira’s Annual Report on Form 10-K, Dermira’s Quarterly Reports on Form 10-Q and other filings Dermira makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Dermira’s forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this news release. Dermira undertakes no obligation to publicly update any forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media:

Erica Jefferson

Vice President, Corporate Communications

650-421-7216

media@dermira.com

Erin Murphy

Director, Corporate Communications

650-422-7746

erin.murphy@dermira.com

Investors:

Andrew Guggenhime

Chief Financial Officer

650-421-7200

investor@dermira.com

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Dermira, Inc.

Selected Consolidated Statement of Operations Data

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Product sales	$10,228	$717	$20,740	$717
Collaboration and license revenue	1,305	—	59,890	39,379

Total revenue	11,533	717	80,630	40,096
Costs and operating expenses:
Cost of sales (1)	1,932	237	4,193	237
Research and development (1)	18,416	16,292	52,270	61,428
Selling, general and administrative (1)	46,356	49,510	158,362	120,790
Impairment of intangible assets	—	—	—	1,126

Total costs and operating expenses	66,704	66,039	214,825	183,581

Loss from operations	(55,171)	(65,322)	(134,195)	(143,485)
Interest and other income, net	1,948	2,198	5,469	5,969
Interest expense	(4,398)	(3,420)	(11,689)	(12,408)

Loss before taxes	(57,621)	(66,544)	(140,415)	(149,924)
Benefit for income taxes	—	—	—	194

Net loss	$(57,621)	$(66,544)	$(140,415)	$(149,730)

Net loss per share, basic and diluted	$(1.06)	$(1.58)	$(2.77)	$(3.57)

Weighted-average common shares used to compute net loss per share, basic and diluted	54,460	42,066	50,733	41,939

(1) Amounts include stock-based compensation expense as follows:
Cost of sales	$10	$—	$41	$—
Research and development	1,972	2,511	6,803	7,772
Selling, general and administrative	4,670	5,371	15,299	14,930

Total stock-based compensation expense	$6,652	$7,882	$22,143	$22,702

Dermira, Inc.

Selected Consolidated Balance Sheet Data

(in thousands)

	September 30, 2019	December 31, 2018
Cash and investments	$360,163	$316,002
Working capital	353,881	296,853
Total assets	436,241	344,321
Term Loan	71,808	32,566
Convertible notes, net	282,607	281,223
Accumulated deficit	(885,453)	(745,038)
Total stockholders’ equity (deficit)	14,480	(9,039)